EXHIBIT 23.3





CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report included in or made a part of this Registration Statement filed September 15, 1995.



                                        /s/ Arthur Andersen LLP
                                        Tulsa, Oklahoma
                                        September 15, 1995